Exhibit 4.6
SEVENTH SUPPLEMENTAL INDENTURE
The Seventh Supplemental Indenture (this “Seventh Supplemental Indenture”), dated as of November 21, 2011, among Express Scripts, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors listed as signatories hereto (each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), Aristotle Holding, Inc., a Delaware corporation (the “Additional Guarantor”) and Union Bank, N.A., a national association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to the indenture, dated as of June 9, 2009 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of June 9, 2009 (the “First Supplemental Indenture”), relating to the 5.250% Notes due 2012 (the “2012 Notes”), the Second Supplemental Indenture thereto, dated as of June 9, 2009 (the “Second Supplemental Indenture”), relating to the 6.250% Notes due 2014 (the “2014 Notes”), the Third Supplemental Indenture thereto, dated as of June 9, 2009 (the “Third Supplemental Indenture”), relating to the 7.250% Notes due 2019 (the “2019 Notes”), the Fourth Supplemental Indenture thereto, dated as of December 1, 2009 (the “Fourth Supplemental Indenture”) to add subsidiary guarantees, the Fifth Supplemental Indenture thereto, dated as of April 26, 2011 (the “Fifth Supplemental Indenture”), to add subsidiary guarantees, and the Sixth Supplemental Indenture thereto, dated as of May 2, 2011 (the “Sixth Supplemental Indenture” and together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Supplemental Indentures” and the Base Indenture as so supplemented, the “Indenture”), relating to the 3.125% Notes due 2016 (together with the 2012 Notes, the 2014 Notes and the 2019 Notes, the “Notes”);
     WHEREAS, the Additional Guarantor desires to provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Notes, the Securities (as defined in the Indenture) and the Indenture on the terms and conditions set forth herein;
     WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture and each Supplemental Indenture relating to this Seventh Supplemental Indenture; and
     WHEREAS, pursuant to Section 901 of the Indenture and Section 7.1 of each of the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Sixth Supplemental Indenture, the Company, the Trustee and the Additional Guarantor are authorized to execute and deliver this Seventh Supplemental Indenture.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Additional Guarantor hereby succeeds to the guarantee of the Company’s obligations under the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Guarantee, Etc. The Additional Guarantor hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by its terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all of the obligations of a Guarantor thereunder.
          3. Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture is in all respects ratified and confirmed, and all terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          4. Representations and Warranties. The Additional Guarantor hereby represents that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has full power, authority and legal rights to execute and deliver this Seventh Supplemental Indenture and to perform its obligations hereunder and under the Indenture, (c) the execution, delivery and performance by it of this Seventh Supplemental Indenture has been duly authorized by all necessary corporate action, and no other proceedings or actions on the part of the Additional Guarantor are necessary therefor and (d) this Seventh Supplemental Indenture has been duly and validly executed and delivered by the Additional Guarantor and constitutes a legal, valid and binding obligation of the Additional Guarantor, enforceable against the Additional Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).
          5. No Personal Liability of Directors, Officers, Employees or Stockholders. No director, officer, employee, member or stockholder of the Additional Guarantor, as such, will have any liability for any obligations of the Company, any Existing Guarantor or the Additional Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases the Company, each Existing Guarantor and the Additional Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantee by the Additional Guarantor.
          6. GOVERNING LAW. THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE GUARANTEES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
          7. Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          9. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor, the Existing Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the day and year first above written.

EXPRESS SCRIPTS, INC.
By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President, General Counsel, and Secretary

AIRPORT HOLDINGS, LLC ESI REALTY, LLC
By:	Express Scripts, Inc., as sole Member

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President, General Counsel, and Secretary
(Signature Page to Seventh Supplemental Indenture)

BYFIELD DRUG, INC.
CARE CONTINUUM, INC.
CFI OF NEW JERSEY, INC.
CHESAPEAKE INFUSION, INC.
CONNECTYOURCARE COMPANY, LLC
CONNECTYOURCARE, LLC
CURASCRIPT PBM SERVICES, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI ACQUISITION, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
ESI MAIL ORDER PROCESSING, INC.
EXPRESS SCRIPTS CANADA HOLDING, CO.
EXPRESS SCRIPTS CANADA HOLDING, LLC
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SALES DEVELOPMENT CO.
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE, INC.
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.
iBIOLOGIC, INC.
IVTX, INC.
LYNNFIELD COMPUNDING CENTER, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE DISTRIBUTION, INC.
PRIORITY HEALTHCARE PHARMACY, INC.
PRIORITYHEALTHCARE.COM, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

CURASCRIPT, INC. ESI MAIL PHARMACY SERVICE, INC. EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC. EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO. MOORESVILLE ON-SITE PHARMACY, LLC

By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

(Signature Page to Seventh Supplemental Indenture)

ESI-GP HOLDINGS, INC. ESI RESOURCES, INC.

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

ESI PARTNERSHIP
By:	Express Scripts, Inc., as Partner

By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Vice President and Deputy General Counsel

By:	ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

SPECTRACARE OF INDIANA
By:	Spectracare, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By:	Care Continuum, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

EXPRESS SCRIPTS MSA, LLC EXPRESS SCRIPTS WC, INC.

By:	/s/ Edward Ignaczak
	Name:	Edward Ignaczak
	Title:	President

EXPRESS SCRIPTS SENIOR CARE, INC. EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.

By:	/s/ George Paz
	Name:	George Paz
	Title:	President

(Signature Page to Seventh Supplemental Indenture)

ARISTOTLE HOLDING, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President
(Signature Page to Seventh Supplemental Indenture)

UNION BANK, N.A., AS TRUSTEE
By:	/s/ Patricia Phillips-Coward
	Name:	Patricia Phillips-Coward
	Title:	Vice President

(Signature Page to Seventh Supplemental Indenture)